Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of ESB Financial Corporation pertaining to the registration of 297,000 shares of its common stock of our report, dated January 26, 2001, with respect to the consolidated financial statements of ESB Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
May 14, 2001